                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): January 2, 1998



                            P. H. GLATFELTER COMPANY
             (Exact name of registrant as specified in its charter)



 Pennsylvania                          1-3560                    23-0628360
(State or other                      (Commission              (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)



       Spring Grove, Pennsylvania                                       17362
(Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code: (717) 225-4711



                                 Not Applicable
          (Former name or former address, if changed since last report)

                                     ITEM 7

                        Financial Statements and Exhibits

                  On January 2, 1998, two wholly-owned German subsidiaries of the Registrant acquired all of the capital stock of S&H Papier-Holding GmbH, the German company holding the specialty paper business of the Schoeller & Hoesch group ("S&H"), from Deutsche Beteiligungs AG and EVOBESTRA Vermogensverwaltungsgesellschaft mbh (the "Sellers") pursuant to a Stock Purchase Agreement, dated as of November 14, 1997. Included below are certain financial statements and pro forma financial information of the S&H specialty paper business.

                  (a) Financial statements of the S&H specialty paper business filed as part of this report:


                           1. Independent Auditors' Reports.

                           2. Consolidated Statement of Income for the year
ended December 31, 1997.

                           3. Consolidated Balance Sheet dated December 31,
1997.

                           4. Consolidated Statement of Shareholders' Equity for
the year ended December 31, 1997.

                           5. Consolidated Statement of Cash Flows for the year
ended December 31, 1997.

                           6. Notes to Consolidated Financial Statements.

S&H Papier-Holding GmbH
Postfach 1155

76584 Gernsbach                                                   March 20, 1998




Dear Sirs,

We have audited the accompanying consolidated balance sheet of S&H Papier-Holding GmbH and subsidiaries as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Papeteries de Cascadec SA (a 50% owned consolidated subsidiary), which statements reflect total assets constituting 17% of consolidated total assets at December 31, 1997 and total revenues constituting 12% of consolidated total revenues for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Papeteries de Cascadec SA is based solely on the report of such other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of S&H Papier-Holding GmbH and subsidiaries at December 31, 1997 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit also comprehended the translation of Deutsche Mark amounts into US dollar amounts, and in our opinion, such translation has been made in conformity with the basis stated in note 1 to the consolidated financial statements. Such US dollar amounts are presented solely for the convenience of readers in the United States of America.

Yours truly,

                                   DELOITTE &
                                       TOUCHE GmbH

Wirtschaftsprufungsgesellschaft

          CONSTANTIN ASSOCIES                       SEGEC AUDIT SA
        Commissaire aux Comptes                 Commissaire aux Comptes
        26 rue de Marignan                      Chemin Departemental 63

             75008 PARIS                            67116 REICHSTETT

                          REPORT OF STATUTORY AUDITORS
                                ANNUAL ACCOUNTS
                          YEAR ENDED DECEMBER 31, 1997

                             PAPETERIES DE CASCADEC
                           ODET-ERGUE GABERIC/France


We have audited the accompanying balance sheet of Papeteries de Cascadec as of December 31, 1997 and the related statements of income for the year then ended. These financial statements are the responsibility of the Papeteries de Cascadec's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Papeteries de Cascadec as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                           Paris and Reichstett, March 12, 1998


  CONSTANTIN ASSOCIES                                     SEGEC AUDIT SA
Commissaire aux Competes                             Commissaire aux Competes

CONSOLIDATED STATEMENT OF INCOME
S&H Papier-Holding GmbH
For the Year Ended December 31, 1997



(in thousands)                                             1997             1997
                                                        -------          -------
                                                           (DM)            (USD)
NET SALES                                               299,277          166,998

OTHER INCOME:
   Interest on investment and                               320              178
    other - net
   Currency exchange gain and                             3,435            1,917
    other - net
                                                        -------          -------
      Total revenues                                    303,032          169,093
                                                        -------          -------
COSTS AND EXPENSES:
   Cost of products sold                                238,107          132,865
   Selling, general and
    administrative expenses                              28,863           16,106

   Interest on debt                                       5,938            3,313
                                                        -------          -------
      Total costs and expenses                          272,908          152,284
                                                        -------          -------

INCOME BEFORE INCOME TAXES AND
   MINORITY INTEREST                                     30,124           16,809
                                                        -------          -------

INCOME TAX PROVISION
   Current                                                9,201            5,134
   Deferred                                                 960              536
                                                        -------          -------
      Total                                              10,161            5,670
                                                        -------          -------

INCOME BEFORE MINORITY
INTEREST                                                 19,963           11,139


Minority interest                                         1,280              714
                                                        -------          -------


NET INCOME                                               18,683           10,425
                                                        =======          =======





The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED BALANCE SHEET
S&H Papier-Holding GmbH
December 31, 1997


(in thousands)                                           1997            1997
                                                      -------         -------
                                                         (DM)           (USD)
ASSETS
Current assets:
   Cash and cash equivalents                            5,611           3,131
   Securities                                           5,823           3,249
   Accounts receivable (less
    allowance for doubtful
    accounts: 1997, DM 582; USD 325)                   48,352          26,981
   Inventories                                         55,182          30,791
   Prepaid expenses                                       698             390
                                                      -------         -------
      Total current assets                            115,666          64,542

PLANT AND EQUIPMENT - NET                             133,795          74,658
OTHER ASSETS                                           12,568           7,013
                                                      -------         -------
         Total assets                                 262,029         146,213
                                                      =======         =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt                   13,933           7,775
   Short-term debt                                     17,688           9,870
   Accounts payable                                    12,747           7,113
   Federal, trade and local taxes                      13,863           7,736
   Accrued compensation, other
    expenses and deferred
    income taxes                                       18,283          10,201
                                                      -------         -------
      Total current liabilities                        76,514          42,695
LONG-TERM DEBT                                         45,431          25,351
DEFERRED INCOME TAXES                                  34,244          19,108
OTHER LONG-TERM LIABILITIES                            14,438           8,056
                                                      -------         -------
         Total liabilities                            170,627          95,210

MINORITY INTEREST                                      17,125           9,556

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock                                           100              56
   Capital in excess of par value                      22,402          12,500
   Retained earnings                                   53,980          30,121

   Cumulative translation adjustment                   (2,205)         (1,230)
                                                      -------         -------
      Total shareholders' equity                       74,277          41,447

         Total liabilities and
         shareholders' equity                         262,029         146,213
                                                      =======         =======


The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
S&H Papier-Holding GmbH
For the Year Ended December 31, 1997


(in thousand DM)                  Common      Capital in        Retained      Cumulative         Total
                                  Stock       Excess of         Earnings      Translation      Shareholder
                                              Par Value                       Adjustment         Equity
----------------------------------------------------------------------------------------------------------
Balance, December 31, 1996         100           3,343           61,350            (68)          64,725
   Net income                                                    18,683                          18,683
   Dividends                                                    (26,053)                        (26,053)
   Contribution of capital                      19,059                                           19,059
   Change in cumulative
    translation adjustment                                                      (2,137)          (2,137)
                                   ---          ------          -------         ------          -------
Balance, December 31, 1997         100          22,402           53,980         (2,205)          74,277
                                   ===          ======          =======         ======          =======




The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
S&H Papier-Holding GmbH
For the Year Ended December 31, 1997


(in thousands)                                                 1997        1997
                                                            -------     -------
                                                               (DM)        (USD)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                   18,683      10,425
Items included in net income not using (providing)
cash:
   Depreciation and depletion                                15,496       8,647
   Deferred income taxes                                       (668)       (373)
   Minority interest                                          1,280         714
Changes in assets and liabilities:
   Accounts receivable                                       (4,066)     (2,269)
   Inventories                                               (4,632)     (2,585)
   Other assets and prepaid expenses                           (250)       (139)
   Accounts payable, accrued compensation, other
    expenses, deferred income taxes
    and other long-term liabilities                           6,756       3,770
   Federal, trade and local taxes                             6,222       3,472
                                                            -------     -------
Net cash provided by operating activities                    38,821      21,662
                                                            -------     -------

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase in securities - net                                 (5,806)     (3,240)
Additions to plant and equipment                            (14,569)     (8,129)
                                                            -------     -------
Net cash used in investing activities                       (20,375)    (11,369)
                                                            -------     -------

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of short-term debt - net                           15,712       8,767
Repayment of long-term debt                                 (24,605)    (13,730)
Dividends                                                   (26,053)    (14,538)
Contributed capital                                          19,059      10,635
                                                            -------     -------
Net cash used in financing activities                       (15,887)     (8,866)
                                                            -------     -------


Effect of exchange rates on cash and cash equivalents        (2,137)     (1,192)


Net increase in cash and cash equivalents                       422         235
CASH AND CASH EQUIVALENTS:
At beginning of year                                          5,189       2,896
                                                            -------     -------
At end of year                                                5,611       3,131
                                                            =======     =======

Supplemental disclosure of cash flow information:

Cash paid for:

Interest                                                5,795              3,234
Income taxes                                            2,979              1,662


The accompanying notes are an integral part of these consolidated financial statements.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

1. BASIS OF PRESENTATION

On May 10, 1997, Schoeller & Hoesch GmbH & Co. KG ("S&H KG"), the parent company of Papierfabrik Schoeller & Hoesch GmbH ("Papierfabrik"), was sold to RQPO Beteiligungs GmbH & Co. Papier KG ("RQPO") and EVOBESTRA
Vermogensverwaltungsgesellschaft mbH. The principal partners of RQPO are Deutsche Beteiligungs AG ("DBAG") and Papierfabrik management.

During July 1997, as part of a corporate reorganization, S&H Papier-Holding GmbH (the "Company") was established as a German holding company of Papierfabrik and all of its subsidiaries. Subsequently, 99.99% of the share capital of Papierfabrik was contributed to the Company. The consolidated financial statements reflect the results of operations, financial position, changes in shareholders' equity and cash flows of the Company, Papierfabrik and all its subsidiaries as if the Company was in existence for the entire year. The assets and liabilities presented in the accompanying consolidated financial statements are presented at historical cost and do not reflect the May 1997 acquisition cost. The consolidated financial statements have been prepared using accounting principles that conform with those generally accepted in the United States using the historical costs of assets and liabilities and historical results of operations related to the Company's businesses.

The accompanying consolidated financial statements are stated in Deutsche Marks ("DM") except that, solely for the convenience of the reader, certain Deutsche Mark amounts presented as of and for the year ended December 31, 1997 have been translated into US dollars using the exchange rate in effect on December 31, 1997 of DM 1.7921 = US $ 1.00. Such translations should not be construed as representations that the Deutsche Mark amounts could be converted into US dollars at that or any other rate. The basis of presentation of the financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in shareholders' equity and cash flows of the Company in the period presented, had it been a separate, stand-alone entity not affiliated with S&H KG during the period presented, and may not be indicative of future results of the Company.

The Company principally manufactures long fiber papers, tobacco papers, overlay and thin printing papers as well as metallized papers. Headquartered in Gernsbach, Germany, the Company's manufacturing facilities are located in Gernsbach, Germany, Wisches, France and Lanao del Norte in the Philippines. The Company also has a 50% ownership interest in manufacturing facilities in Odet, France. The Company has a purchase option to acquire, which may be exercised between September 1, 1998 and December 31, 1998 (completion between January 1 and January 31, 1999) and the partner has a sale option to sell, which may be exercised between February 1, 1999 and May 31, 1999 (completion 30 days after notice) the remaining 50% ownership interest under a predetermined pricing formula. In addition, the Company has a facility in the United States which converts and distributes specialty papers. The Company's products are mainly marketed in Germany and in the rest of Europe and, to a lesser extent, in many foreign countries, either through brokers and agents, or direct to customers.

On November 14, 1997 the Company's owners entered into an agreement to sell the Company to P. H. Glatfelter Company, an unrelated third party. The sale became effective on January 2, 1998.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

The accounts of the Company and its subsidiaries, including its controlled 50%-owned French subsidiary, are included in the consolidated financial statements. All intercompany transactions have been eliminated.

(b) Earnings (Loss) per Common Share

Earnings (loss) per share of common stock is not presented as it is not meaningful. The total share capital of the Company is divided into two shares of DM 99,500 and DM 500, respectively. Such shares were held by two German parent companies as of December 31, 1997.


(c) Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid financial instruments with effective maturities at the date of purchase of three months or less.

(d) Securities

Securities are acquired principally for the purpose of selling them in the near term and are recorded at fair value, with unrealized gains and losses included in earnings. As of December 31, 1997, the recorded value of the securities approximated historical cost.

(e) Inventories

Inventories are stated at the lower of cost or market. In-process and finished inventories are valued using the retail method which approximates the average cost method. Inventories at December 31, 1997 are summarized in thousand DM's as follows:

Raw materials and supplies                                                27,231
In-process                                                                10,593
Finished goods                                                            17,358
                                                                          ------
Total                                                                     55,182
                                                                          ======


(f) Plant and Equipment

Depreciation is computed for financial reporting using the straight-line method over the estimated useful lives of the respective assets with a range of 5 to 20 years and for income taxes principally using accelerated methods over lives established by statue. Provision is made for deferred income taxes applicable to this difference.

Repairs and maintenance expenses are expensed as incurred and major renewals and betterments are capitalized. At the time property is retired or sold, the cost and related reserve are eliminated and any resultant gain or loss is included in income.

Property, plant and equipment accounts at December 31, 1997 are summarized in thousand DM as follows:


Land and buildings                                                       35,235
Machinery and equipment                                                 198,796
Other                                                                    18,010
Less accumulated depreciation                                          (125,087)
                                                                       --------
          Total                                                         126,954
Construction in progress                                                  6,841
                                                                       --------
Plant and equipment-net                                                 133,795
                                                                       ========




(g) Income Tax Accounting

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred taxes are provided for differences between amounts shown for financial reporting purposes and those included in tax return filings that will reverse in future periods.

(h) Fair Market Value of Financial Instruments

The amounts reported in the Consolidated Balance Sheet for cash and cash equivalents, marketable securities, accounts receivable, short-term debt and long-term debt approximate fair value. See Note 11 for the fair value of derivative financial instruments.

(i) Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions. Management believes the estimates and assumptions used in the preparation of these consolidated financial statements are reasonable based upon currently available facts and known circumstances but recognizes that actual results may differ from those estimates and assumptions.

(j) Foreign Currency Translation

The financial information for all subsidiaries located outside of Germany is measured using the local currency as the functional currency. Assets and liabilities are translated using the appropriate exchange rates in effect at the balance sheet date. Income and expenses are translated at the appropriate average exchange rates for the year. Gains and losses from foreign currency transactions are included in net earnings. Foreign currency translation adjustments are recorded directly to "Cumulative Translation Adjustment" on the Consolidated Balance Sheet. The Company recognized DM 3,233,000 of net foreign currency transaction gains during 1997.

(k) Foreign Currency Management

The Company enters into foreign exchange contracts from time-to-time as a hedge against foreign currency exposures. The Company does not enter into forward exchange contracts for speculative purposes and enters into such contracts only with creditworthy institutions. Forward exchange contracts must be designated at inception as hedges, and are measured for effectiveness both at inception and on an ongoing basis. For qualifying foreign currency hedges, gains and losses are deferred and recognized as adjustments to the carrying amounts of the hedged items.

(l) Revenue Recognition

Net revenues are recognized at the time products are shipped to customers. Net revenues are comprised of gross revenues less discounts, customer allowances and freight.

(m) Interest Rate Arrangements

The Company occasionally enters into interest rate swaps to effectively hedge its interest rate exposure. Changes to interest rates relating to such swaps result in increases or decreases in interest expense and are recorded in the period of the change in interest rate. If a swap arrangement is terminated or effectively terminated prior to maturity, realized or unrealized gains or losses are recorded as a basis adjustment to the hedged instrument if the hedged instrument remains outstanding, or are immediately recognized in the consolidated statement of income, if the underlying hedged instrument does not remain outstanding.

3. EMPLOYEE BENEFITS

RETIREMENT PLANS

Papierfabrik and one of its subsidiaries have defined benefit pension plans covering certain of their respective employees.

The Papierfabrik plan is unfunded. The following table sets forth the status of Papierfabrik's defined benefit pension plan in thousands at December 31, 1997.

                                                                            (DM)
                                                                            ----
Actuarial present value of benefit obligation:
      Vested                                                            (11,113)
      Nonvested                                                            (248)
                                                                        -------
Accumulated benefit obligation                                          (11,361)



Projected benefit obligation for services rendered to date              (11,361)
Plan assets at fair value                                                    --
                                                                        -------
Plan assets in excess of (less than) projected benefit obligation       (11,361)
Unrecognized net (gain) loss from past experience different from
that assumed                                                               (357)
Other unrecognized pension cost (income)                                  2,682
                                                                        -------
Accrued pension cost                                                     (9,036)

Adjustment required to recognize minimum liability                       (2,325)
                                                                        -------
Net pension liability included in other long-term liabilities           (11,361)
                                                                        =======



Net periodic pension cost includes the following components:

Service cost earned during period                                           103
Interest cost on projected benefit obligation                               715
Net amortization and deferral                                               206
                                                                        -------
Net periodic pension cost                                                 1,024
                                                                        =======




The assumptions used in computing the information above were as follows:

                                                            1997
                                                            ----
Discount rate - pension expense                             6.5%
Discount rate - projected benefit obligation                6.5%
Future compensation growth rate                             3.5%

The Company also provides certain retirement and other benefits to substantially all of its employees and, to a lesser extent, certain foreign employees who become eligible for these benefits when they meet minimum age and service requirements. Generally, the retirement benefit plans require contribution from the employees during the service period. The Company and its subsidiaries have the ability to change certain of these benefits at any time. These benefits are partially funded through employee contributions, as well as certain other assets contributed by the Company and its subsidiaries. The aggregate charge to earnings for the year ended December 31, 1997 was DM 1,409,000.


4. INCOME TAXES

Income taxes are recognized for (a) the amount of taxes payable or refundable for the current year, and (b) deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. The effects of income taxes are measured based on effective tax law and rates.

Following are the domestic and foreign components of pre-tax income for 1997:

                                                                (in thousand DM)
German                                                               19,032
Foreign                                                              11,092
                                                                     ------
Total pre-tax income                                                 30,124
                                                                     ======




The 1997 income tax provision consists of the following:

                                                                (in thousand DM)
Current:
--------
Federal                                                               4,152
Trade                                                                 2,893
Foreign                                                               2,156
                                                                     ------
Total current tax provision                                           9,201


Deferred:
---------
Federal                                                                 675
Trade                                                                   230
Foreign                                                                  55
                                                                     ------
Total deferred tax provision                                            960

Total income tax provision                                           10,161
                                                                     ======

The net deferred tax amounts reported on the Company's Consolidated Balance Sheet as of December 31, 1997 are as follows:

                                                 (in thousand DM)
                                  Federal        Trade       Foreign      Total
                                  -------        -----       -------      -----
Current liability                     --            --         --             --
Long-term liability               25,092         9,097         55         34,244



The following are components of the net deferred tax balances as of December 31, 1997:

                                                  (in thousand DM)
                                     Federal       Trade      Foreign     Total
                                     -------       -----      -------     -----
Deferred tax assets:
Current                                  --           --        --            --
Long-term                             1,198          498        --         1,696
                                     ------        -----        --        ------
Total                                 1,198          498        --         1,696
                                     ======        =====        ==        ======

Deferred tax liabilities:
Current                                  --           --        --            --
Long-term                            26,290        9,595        55        35,940
                                     ------        -----        --        ------
Total                                26,290        9,595        55        35,940
                                     ======        =====        ==        ======



The tax effects of temporary differences as of December 31, 1997 are as follows:

                                                               (in thousand DM)
Net deferred tax liabilities:
     Property                                                       34,310

     Pension                                                          (240)

     Other                                                             174

                                                                    ------
Deferred income taxes                                               34,244
                                                                    ======


A reconciliation between the 1997 provision for income taxes, computed by applying the statutory federal income tax rate of 45% to income before income taxes, and the actual 1997 provision for income taxes follows:

                                                                (in thousand DM)
Federal income tax provision at statutory rate                       13,556
Tax credits from distribution of earnings                            (4,519)
Trade taxes, net of federal income tax benefit                        2,507
Tax holiday for Philippine subsidiary                                (2,357)
Solidarity tax                                                          555
Other                                                                   419
                                                                     ------
Actual provision for income taxes                                    10,161
                                                                     ======


On November 14, 1996, the Philippine Board of Investments extended an income tax holiday until February 1999. As a result, no income taxes were provided for the Company's Philippine subsidiary during 1997.


5. LEGAL PROCEEDINGS

The Company is involved in various routine legal proceedings incident to the ordinary course of its business. Although the ultimate outcome of these lawsuits cannot be predicted with certainty, the Company's management, after consultation with legal counsel, does not expect that such lawsuits will have a material adverse effect on the Company's financial condition or results of operations or liquidity.


6. SIGNIFICANT CUSTOMER AND FOREIGN SALES

Net sales to customers in countries outside of Germany were DM 204,428,000 or 68.3% of the Company's total net sales in 1997. There were no customers who accounted for 10% or more of the Company's sales.


7. GEOGRAPHICAL INFORMATION

Geographic regions are aligned into three regions: "Germany", "Western Europe" and "Rest of the World". The following table summarizes net revenues, operating income and identifiable assets of the Company's operations by geographical regions for the year ended December 31, 1997:

(in thousand DM)                                      Western      Rest of        Elimin-         Consol-
                                       Germany        Europe         the          ations          idated
                                                                    World
                                       -------        -------      -------        -------         -------
Sales                                  234,797        45,269        19,211             --         299,277
Transfer between geographic
  areas                                18,652         7,250        29,261        (55,163)             --
                                       -------        ------        ------        -------         -------
   Total revenue                       253,449        52,519        48,472        (55,163)        299,277
                                       =======        ======        ======        =======         =======

Operating profit                        23,348         3,999         6,819         (1,859)         32,307
                                       =======        ======        ======        =======         =======

Identifiable assets at December
  31, 1997                             230,335        53,564        20,490        (42,360)        262,029
                                       =======        ======        ======        =======         =======


8. DEBT OBLIGATIONS

Short-term lines of credit - The Company and its subsidiaries have short-term lines of credit aggregating DM 33,295,000 of which DM 11,750,000 is unsecured. The Company had borrowings of DM 17,688,000 at interest rates ranging between 4.5% and 8.0% under these lines of credit as of December 31, 1997.

Long-term debt - The following table sets forth the outstanding long term debt in DM and certain of its terms as of December 31, 1997:

Fixed rate term loans (interest rates ranging from 5.75% to 8.13%)                                 34,310

Fixed rate equipment loans (interest rates ranging from 2.5% to 8.61%)                             24,457

Variable rate term loan (interest rate as of December 31, 1997 - 8.0%)                                597

                                                                                                   ------
                                                                                                   59,364
                                                                                                   ======

Long-term debt amounts mature as follows (in DM):

1998                           13,933
1999                           13,451
2000                           11,579
2001                            8,598
2002                            3,494
Thereafter                      8,309
                               -------
                               59,364
                               =======



Certain long-term loans are secured by mortgages. Beside the general business terms or specific conditions concerning the use of the borrowed amounts, the loans include certain restrictions: the shareholders' equity under German generally accepted accounting principles of Papierfabrik and of the Company may not be less than 15.0% of their respective total assets with the percentage of Papierfabrik increasing to 27.9% as of December 31, 1999. Dividends are only paid when distributable profits exist according to commercial law.


9. COMMITMENTS AND CONTINGENCIES

Description of Leasing Arrangements- The Company has operating lease commitments expiring at various dates, primarily for buildings and equipment such as cars, EDP equipment and transportation equipment. The operating leases expire during the next 53 months.

The Company expects that most leases will be renewed or replaced by other leases in the normal course of business.

Rental expense relating to operating leases for 1997 totaled DM 873,219.

The following is a schedule, by years, of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997:

Year ending December 31,                    (in DM)
1998                                         824,128
1999                                         694,948
2000                                         503,250
2001                                         297,364
2002                                         115,319
Later years                                  574,121
                                           ---------
Total minimum payments                     3,009,130
required
                                           =========

10. RELATED PARTY TRANSACTIONS

During the year the Company had the following transactions with related parties:

Deutsche Bank AG- Deutsche Bank AG, a lender to the Company, is a shareholder of the Deutsche Beteiligungs AG, Frankfurt/ Germany, a shareholder of the parent company of the Company as of December 31, 1997. The Company has several bank accounts and short and long-term loan agreements with the Deutsche Bank AG. Total borrowings from Deutsche Bank AG as of December 31, 1997 were DM 76,814,621. The Company expensed DM 5,523,000 and DM 175,000 for interest and additional fees, respectively, during 1997, relating to these borrowings. The Company believes these borrowings were made on an arm's length basis. A US-$ working capital loan in the amount of DM 1,792,100 was repaid and interest payments of DM 88,929 were made in 1997.

Bollore Technologies SA ("Bollore")- Effective January 1, 1995, Papeteries de Cascadec SA ("PdC"), which is a 50% joint venture of Papierfabrik and Bollore, entered into a services agreement pursuant to which Bollore agreed to provide or cause to be provided to PdC certain specified services. Each party has the right to discontinue the agreement with six months notice prior to the end of each year. During 1997, PdC was invoiced DM 743,625 for these services and paid DM 371,813.

Effective April 4, 1995, PdC also entered into a three-year agreement with Bollore. PdC agreed to buy and deliver fibres necessary for pulp to a manufacturing subsidiary of Bollore in Troyes/ France that, in turn, would provide PdC with long fiber pulp. The agreement was canceled at the end of 1997. During 1997, PdC paid DM 2,306,958 to Bollore.

Effective April 4, 1995, PdC entered into a four-year agreement with Bollore whereby Bollore would act as a commercial agent of PdC concerning the sale of electrolytic paper. The agreement will be extended indefinitely with three months notice for cancellation if not canceled three months before expiration. Bollore received DM 199,555 in commission during 1997.

Bolmet Inc.- The American subsidiary of Bollore, Bolmet Inc., acts as a distributor for PdC in the US. During 1997, Bolmet sold DM 4,676,630 on behalf of PdC.

Gizeh Raucherbedarf GmbH und Co. KG ("Gizeh")- Before the Company was sold in January 1998 to a new shareholder, Gizeh and the Company had the same parent company. The Company had DM 3,400,000 of sales to Gizeh in 1997. The Company believes these sales were made on an arm's length basis.

Gizeh-Werk GmbH ("Gizeh-Werk") - Gizeh-Werk has signed an agreement with the Company recognizing Gizeh-Werk's obligation concerning withholding taxes and solidarity charges to be paid by the Company on its behalf. These amounts relate to a dividend payment from the

Company to Gizeh-Werk. The Company has classified this DM 5,328,000 receivable due from Gizeh-Werk as "Other assets" on its Consolidated Balance Sheet as of December 31, 1997.


11. DERIVATIVE FINANCIAL INSTRUMENTS


The Company is party to financial instruments with off-balance sheet risk. These financial instruments are used in the normal course of business to manage the Company's exposure to fluctuations in interest rates and foreign exchange risk. The primary classes of derivatives used by the Company are interest rate swaps and foreign currency options. These instruments involve to varying degrees, market risk, as the instruments are subject to rate and price fluctuations, and elements of credit risk in the event a counterparty should default. Credit risk is managed through the approval and periodic monitoring of financially sound counterparties.


At December 31, 1997 the Company had acquired options to sell 2,550,000 Great Britain Pounds at various prices which expire on various dates beginning January 13, 1998 through December 15, 1998.

Interest rate swaps are contractual agreements between the Company and another party to exchange fixed and floating rate interest payments periodically over the life of the agreements without the exchange of the underlying principal amounts. At December 31, 1997 the total notional amount of such agreements was DM 19,827,500, on which the Company has agreed to pay fixed rates of interest ranging from 6.70% to 7.37% and receive the six month London Interbank Offered Rate ("LIBOR"). LIBOR as of December 31, 1997 was 3.75%. The swaps expire at various dates beginning October 29, 1999 through October 23, 2000. As of December 31, 1997, the cost to terminate the swap agreements aggregated DM 1,088,000.

                  (b) Pro forma financial information filed as part of this report:

                           1. Unaudited Condensed Consolidated Pro Forma
Statement of Operations for the year ended December 31, 1997.

                           2. Unaudited Condensed Consolidated Pro Forma Balance
Sheet dated December 31, 1997.


                               UNAUDITED PRO FORMA
                              FINANCIAL INFORMATION

On January 2, 1998, P. H. Glatfelter Company (the "Registrant") acquired all of the issued and outstanding share capital of S&H Papier-Holding GmbH ("S&H").

The following unaudited condensed consolidated pro forma financial statements (the "Pro Forma Financial Statements") of the Registrant are based on historical consolidated financial statements of the Registrant, as adjusted to give effect to the S&H acquisition, as described in the notes to the Pro Forma Financial Statements below. This information is being provided pursuant to an amendment to the initial Form 8-K filing with respect to the acquisition of S&H, as permitted and required under the applicable rules and regulations. The unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 1997 gives effect to the S&H acquisition as if it had occurred as of January 1, 1997. The unaudited condensed consolidated pro forma balance sheet gives effect to the S&H acquisition as if it had occurred as of December 31, 1997. The allocation of purchase price for the S&H acquisition is based on an estimate of the fair value of the assets acquired.

The pro forma adjustments are based upon available information and upon certain assumptions that the Registrant believes are reasonable under the circumstances. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Registrant and S&H, including the notes thereto, and other financial information pertaining to the Registrant. The Pro Forma Financial Statements do not purport to represent what the Registrant's actual results of operations or actual financial position would have been if the S&H acquisition had, in fact, occurred on such dates or to project the Registrant's results of operations or financial position for any future period or date. The Pro Forma Financial Statements do not give effect to any transactions other than the S&H acquisition, as discussed in the notes hereto.

       UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS


                                                                         FOR THE YEAR ENDED DECEMBER 31, 1997
                                                            -------------------------------------------------------------
                                                               HISTORICAL RESULTS
                                                            -------------------------
                                                               THE                            PRO FORMA
                                                            REGISTRANT       S&H (a)         ADJUSTMENTS        PRO FORMA
                                                            ----------       -------         -----------        ---------
                                                                         (in thousands except per share data)
Net sales                                                    $567,072        $171,515        $    --            $738,587

Other income:
  Interest on investments and other - net                       7,785             183             --               7,968
  Energy sales - net                                            9,189              --             --               9,189
  Other income and gains - net                                  3,166           1,969             --               5,135
                                                             --------        --------        -------            --------

         Total revenues                                       587,212         173,667             --             760,879

Costs and expenses
  Cost of products sold                                       458,126         136,459            854  (b)        595,439
  Selling, general and administrative                          36,809          16,541            842  (c)         54,192
  Interest on debt                                             18,700           3,403          6,663  (d)         28,766
                                                             --------        --------        -------            --------
         Total costs and expenses                             513,635         156,403          8,359             678,397

Income before income taxes and minority interest               73,577          17,264         (8,359)             82,482

Income tax provision                                           28,293           5,823         (2,819) (e)         31,297

Income before minority interest                                45,284          11,441         (5,540)             51,185
Minority interest                                                  --             733             --                 733
                                                             --------        --------        -------            --------

Net income                                                   $ 45,284        $ 10,708        $(5,540)           $ 50,452
                                                             ========        ========        =======            ========
Basic earnings per share                                         1.07                                           $   1.19
Diluted earnings per share                                       1.07                                           $   1.19

Shares used in basic earnings per share computation            42,220                                             42,220
Shares used in diluted earnings per share computation          42,442                                             42,442



                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        PRO FORMA STATEMENT OF OPERATIONS

(a) Reflects the inclusion of the historical statement of operations for the year ended December 31, 1997 of S&H. The historical statement of operations, denominated in Deutsche Marks, was converted into U.S. dollars using an average annual exchange rate of 1.7449 for the year ended December 31, 1997.

(b) Reflects additional depreciation expense relating to cost of products sold resulting from an increase in property and equipment valuation recorded as a part of the purchase price allocation of the S&H acquisition.

(c) Reflects additional depreciation relating to selling, general and administrative expenses resulting from an increase in property and equipment valuation recorded as a part of the purchase price allocation of the S&H acquisition and amortization expense resulting from the recognition of goodwill recorded as a part of the S&H acquisition.

(d) Reflects interest expense resulting from total borrowings of $150,662,000, at an average interest rate at 4.3%, to complete the S&H acquisition.

(e) Adjusts the income tax provision for the effect of the pro forma adjustments above.

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET


                                                                                        DECEMBER 31, 1997
                                                             --------------------------------------------------------------------
                                                                  HISTORICAL RESULTS
                                                             ----------------------------
                                                                                                     PRO FORMA
                                                             THE REGISTRANT       S&H (a)           ADJUSTMENTS         PRO FORMA
                                                             --------------       -------           -----------         ---------
                                                                                         (in thousands)
ASSETS
  CURRENT ASSETS
       Cash and cash equivalents                               $  66,919         $   3,131         $ (48,665) (b)      $    21,385
       Marketable securities                                     155,174             3,249                --               158,423
       Accounts receivable                                        50,187            26,981                --                77,168
       Inventories                                               101,232            30,791                --               132,023
       Prepaid expenses                                            2,967               390                --                 3,357
                                                               ---------         ---------         ---------           -----------
          Total current assets                                   376,479            64,542           (48,665)              392,356
  PLANT, EQUIPMENT AND TIMBERLANDS - NET                         475,189            74,658            75,264 (c)           625,111
  GOODWILL                                                            --                --            14,936 (d)            14,936
  OTHER ASSETS                                                    85,915             7,013            17,488 (e)           110,416
                                                               ---------         ---------         ---------           -----------
            Total assets                                       $ 937,583         $ 146,213         $  59,023           $ 1,142,819
                                                               =========         =========         =========           ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
       Current portion of long-term debt                       $ 150,000         $   7,775         $      --           $   157,775
       Short-term debt                                            48,665             9,870           (48,665) (b)            9,870
       Accounts payable                                           36,218             7,113                --                43,331
       Dividends payable                                           7,390                --                --                 7,390
       Federal, state and local taxes                              5,106             7,736                --                12,842
       Accrued compensation, other expenses
          and deferred income taxes                               41,506            10,201                --                51,707
                                                               ---------         ---------         ---------           -----------
           Total current liabilities                             288,885            42,695           (48,665)              282,915
LONG-TERM DEBT                                                   150,000            25,351           150,662  (f)          326,013
DEFERRED INCOME TAXES                                            101,995            19,108            (1,527) (e)          119,576
OTHER LONG-TERM LIABILITIES                                       56,287             8,056                --                64,343
                                                               ---------         ---------         ---------           -----------
           Total liabilities                                     597,167            95,210           100,470               792,847
MINORITY INTEREST                                                     --             9,556                --                 9,556
SHAREHOLDERS' EQUITY
       Common  stock                                                 544                56               (56) (g)              544
       Capital in excess of par value                             42,623            12,500           (12,500) (g)           42,623
       Retained earnings                                         478,073            30,121           (30,121) (g)          478,073
       Cumulative translation adjustment                              --            (1,230)            1,230  (g)               --
                                                               ---------         ---------         ---------           -----------
           Total                                                 521,240            41,447           (41,447)              521,240
       Less cost of common stock in treasury                    (180,824)               --                --              (180,824)
                                                               ---------         ---------         ---------           -----------
           Total shareholders' equity                            340,416            41,447           (41,447)              340,416
                                                               ---------         ---------         ---------           -----------
             Total liabilities and shareholders' equity        $ 937,583         $ 146,213         $  59,023           $ 1,142,819
                                                               =========         =========         =========           ===========


                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                             PRO FORMA BALANCE SHEET

(a) Reflects the net assets of S&H as of December 31, 1997, which were acquired on January 2, 1998. The historical balance sheet of S&H, denominated in Deutsche Marks, was converted into U.S. dollars using a year-end exchange rate of 1.7921 as of December 31, 1997.

(b) Reflects the amount of cash used by the Company to pay a portion of the purchase price. This amount was borrowed by the Company on December 30, 1997 under a revolving credit facility to capitalize two German subsidiaries in order to facilitate the acquisition. The borrowings were classified as "Short-term debt" on the Company's consolidated balance sheet as of December 31, 1997. These proceeds were reclassified to "Long-term debt" of the Unaudited Condensed Consolidated Pro Forma Balance Sheet as described in (f).

(c) Gives effect to the net increase in valuation of property, plant and equipment acquired with remaining useful lives ranging from 5 to 25 years.

(d) Recognizes goodwill for the amount of the purchase price in excess of the fair market value of the net assets acquired to be amortized over 20 years.

(e) Reflects adjustments to deferred tax assets and deferred tax liabilities created by the difference between the book and tax basis of assets and liabilities recorded within purchase accounting in connection with the acquisition. Other assets are reduced due to the recognition of the projected benefit obligation resulting from the acquisition.

(f) Reflects the total borrowings used to complete the acquisition. A portion of these borrowings were made on December 30, 1997 as described in Note (b). The additional proceeds were borrowed on January 2, 1998 in order to complete the acquisition as of that date. The total amount of $150,662,000 borrowed to purchase the stock of S&H is classified as "Long-term debt" in the "Pro forma" column of the Unaudited Condensed Consolidated Pro Forma Balance Sheet.

(g) Reflects the elimination, on a consolidated basis, of the net assets of S&H as of December 31, 1997.

                  (c)     Exhibits:


Number            Description of Document
------            -----------------------
2.1               Stock Purchase Agreement dated as of November 14, 1997 by and among certain subsidiaries of P. H. Glatfelter Company, the
                  Stockholders of S&H Papier Holding GmbH and Deutsche
                  Beteiligungs Aktiengesellschaft
                  Unternehmensbeteiligungsgesellschaft and P.H. Glatfelter
                  Company (incorporated by reference to Exhibit 2.1 of the
                  Registrant's Current Report on Form 8-K dated January 2,
                  1998).

23.1              Consent of Independent Auditors

23.2              Consent of Independent Auditors

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        P. H. GLATFELTER COMPANY
                                                 (Registrant)


Date:  March 23, 1998                   By:/s/ Robert S. Wood
                                           ---------------------------
                                               Robert S. Wood
                                               Secretary and Treasurer